Exhibit 99.1

Pier 1 Imports, Inc. Announces Annual Meeting of Shareholders

FORT WORTH, Texas--(BUSINESS WIRE)--March 27, 2009--Pier 1 Imports, Inc. (NYSE:PIR) announced today that May 4, 2009, is the record date for its Annual Meeting of Shareholders to be held July 1, 2009.

Pier 1 Imports, Inc. is the original global importer and is North America’s largest specialty retailer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400